Exhibit 14

                          INDEPENDENT AUDITORS' CONSENT


The Boards of Directors
Pilgrim GNMA Income Fund, Inc. and
Pilgrim Government Securities Income Fund, Inc.:

We consent to the use of our reports on the Pilgrim GNMA Income Fund and the Pilgrim Government Securities Income Fund, incorporated herein by reference, and to the reference to our firm under the heading "Financial Highlights" in the proxy statement/prospectus.


/s/ KPMG LLP

KPMG LLP

Los Angeles, California
December 4, 2000